SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) June 6, 2002
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            A M C A S T  I N D U S T R I A L  C O R P O R A T I O N
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             (Exact name of registrant as specified in its charter)



              Ohio                        1-9967                31-0258080
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(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
         Incorporation)                                      Identification No.)


   7887 Washington Village Drive, Dayton, Ohio                45459
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   (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code  (937) 291-7000
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      (Former name or former address, if changed since last report)



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Item 5.  Other Events and Regulation FD Disclosure

Amcast Industrial Corporation issued the following press release on June 6, 2002:

                AMCAST ANNOUNCES EXTENSION OF LIFO LOAN AGREEMENT

DAYTON, OHIO, June 6, 2002--Amcast Industrial Corporation, (AIZ-NYSE) today announced that the Company has amended and extended its LIFO loan agreement with its bank-lending group. This working capital facility allows for the availability of $20 million of additional loans to September 14, 2002.

Byron O. Pond, Chairman of the Board and Chief Executive Officer, stated, " The Company is progressing in its discussions for an extension of its loan agreement to September 2003. This LIFO facility, which has never been drawn against, will be extended to September 2003 upon execution and extension of the existing loan agreement."

The Company expects to report fiscal third quarter results the week of June 24, 2002, and will conduct a conference call to discuss results and financing initiatives. Date and time of the webcast will be indicated in the release.

Amcast Industrial Corporation is a leading manufacturer of technology-intensive metal products. Its two business segments are brand name Flow Control Products marketed through national distribution channels, and Engineered Components for original equipment manufacturers. The company serves the automotive, construction, and industrial sectors of the economy.


Contact-Media and Investors:  Michael Higgins  937/291-7015


Item 7.  Financial Statements and Exhibits

         (c)      Exhibits

         The following exhibit is filed as part of this Form 8-K:

         4.1 Third Amendment Agreement made as of April 15, 2002, to the Last-In-First-Out Credit Agreement dated June 5, 2001, between Amcast Industrial Corporation, the banking institutions named therein, and KeyBank National Association, as agent.


                               S I G N A T U R E S

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         AMCAST INDUSTRIAL CORPORATION


Date:  June 11, 2002                     By:  /s/ Francis J. Drew
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                                              Francis J. Drew
                                              Vice President, Finance


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